SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant's telephone number, including area code: (212) 634-9400

Item 8.01. Other Events.

On December 16, 2004, New York Mortgage Trust, Inc. (the "Company") issued a press release announcing that the Company's Board of Directors declared a cash dividend of $.24 per share on its common stock, par value $0.01 per share, for the quarter ended December 31, 2004. A copy of the release is attached hereto as Exhibit 99.1 to this Current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release announcing the Registrant's declaration of a fourth quarter 2004 cash dividend on its common stock, dated December 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 17, 2004	By:	/s/ Michael I. Wirth
Michael I. Wirth Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release announcing the Registrant's declaration of a fourth quarter 2004 cash dividend on its common stock, dated December 16, 2004